EXHIBIT 99.1

Total Entertainment Restaurant Corp. Announces New Restaurant Prototype and Expanded Menu

WICHITA, Kan., Feb. 4, 2004 (PRIMEZONE) -- Total Entertainment Restaurant Corp. (Nasdaq:TENT) today announced their most recent restaurant opening in Gilbert, Arizona. This unit is the Company's first opening of 2004, its second unit in the Phoenix, AZ market, and brings its total number of restaurants to 65.

The Gilbert restaurant implements a new menu that has been developed by the Company with the assistance of Claude Koeberle. Mr. Koeberle is the President and Founder of Creative Culinary Concepts, Inc. (CCC) which is a boutique food consulting firm that has worked with many leading restaurant and hotel companies. Mr. Koeberle has more than 23 years of food experience including the Executive Chef position for a number of top rated restaurants and hotels. CCC consulted with the Company on the development of new menu items and recipes as well as kitchen design. CCC also produces a line of proprietary food products and sauces that the Company will be utilizing in many of their new dishes.

The new menu includes a full line of pizza & pasta products as well as new entree items including Steak Burgers, Chipolte Chicken Wraps, Smoked Cedar Plank Salmon, Campfire Pot Roast, Chicken Marsala and Hawaiian Sticky Ribs. Five new salad offerings have been added including a Chinese Chicken and Cobb Salad. The menu will also incorporate a new line of products called "Firecrackers" and "Firecracker Melts" which are boneless chicken bites offered with a variety of sauces, cheeses and toppings. The new menu will also offer three low carb entrees.

Steve Johnson, chief executive officer, stated, "The introduction of this new menu in our Gilbert restaurant location is a significant step as we continue to refine and improve our concept. We have changed our unit design with recent openings to incorporate a dedicated, non-smoking, dining area. Our new kitchen processes and menu items in our Gilbert unit will allow us to further leverage this new design and potentially attract additional frequency and customer traffic. These changes will also be implemented in our upcoming opening expected in early March in Wichita, Kansas which will also feature a new decor design and upgraded video package. We are excited about delivering these improvements to our guests and look forward to the opportunity they will present to us as we continue to grow our company."

Wichita, Kansas based Total Entertainment Restaurant Corp. owns and operates 65 restaurants under the "Fox and Hound" and "Bailey's" brand names that each provide a social gathering place offering high quality food, drinks and entertainment in an upscale, casual environment.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. Our actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to, potential increases in food, alcohol, labor, and other operating costs, changes in competition, the inability to find suitable new locations, changes in consumer preferences or spending patterns, changes in demographic trends, the effectiveness of our operating and growth initiatives and promotional efforts, and changes in government regulation. Further information about the factors that might affect the Company's financial and other results are included in the Company's 10-K and 10-Q, filed with the Securities and Exchange Commission.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

CONTACT:  Total Entertainment Restaurant Corp.
          Jim Zielke, InvestorRelations@totent.com
          (316) 634-0505, Ext. 6221
          (316) 634-6060, Fax